SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.                     )

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Securian Asset Management, Inc. 400 Robert Street North St. Paul, MN 55101-2098

November [...], 2020

Re: Securian AM Equity Stabilization Fund

Dear Valued Shareholder,

Thank you for being an investor in the Securian AM Equity Stabilization Fund. You are a significant shareholder in the Fund. Your vote is critical. You were recently sent proxy materials for the upcoming Special Meeting of Shareholders scheduled for December 7, 2020. If you have not yet cast your important proxy vote, please do so today. As a shareholder of record on October 12, 2020, you are eligible to vote, even if you are no longer a shareholder. We’ve enclosed another copy of your proxy card.

As discussed in more detail in the proxy statement, shareholders are being asked to consider and vote to approve a proposal pertaining to the Reorganization of all three Securian AM Funds, currently series of the Managed Portfolio Series Trust (“MPS”). The primary purpose of the Reorganization is to move the Acquired Funds from their existing Trust to newly created series of the Investment Managers Series Trust (“IMST”). If the Reorganization is approved, Liberty Street Advisors, Inc. (“Liberty Street”), a registered investment advisor, will become investment advisor to the Acquiring Funds and Securian Asset Management, Inc. (“Securian AM”), the Acquired Funds’ current investment advisor, will become the investment sub-advisor to the Acquiring Funds.

The Board of Trustees of the Funds concluded that Reorganization is in the best interests of shareholders and recommends that shareholders vote “FOR” the proposal.

For more information about the proposal, please refer to the proxy statement at: www.proxyvote.com
If you have any proxy-related questions, or would like to cast your vote by phone, please call Toll Free: 833-945-2703 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

We very much appreciate your attention to this matter. Please help us by casting your vote today.

Sincerely,
Craig Stapleton, CFA, FRM
Senior Vice President, CIO Investment Strategies & Risk

How do I vote? There are four convenient methods for casting your important proxy vote:
1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 833-945-2703. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.
2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).
3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.
4. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage prepaid return envelope provided.

Your Response Is Greatly Needed

We recently sent to you proxy materials for Securian AM Equity Stabilization Fund requesting your vote on the important matters to be decided at the special meeting of shareholders that is scheduled for December 7, 2020.

As of today, we have not received your vote regarding the important matters which are explained in the proxy statement we sent to you.

Please Vote Today
Every Vote Counts

It is important that we receive your vote before December 7th because it will help to avoid having to adjourn the special meeting to a later date. It will also prevent Securian AM Equity Stabilization Fund from spending additional money soliciting your vote. If you have any questions or would like to vote, please call the number listed below:
1- 833-945-2703

Securian AM Equity Stabilization Fund has made it very easy for you to vote.
Choose one of the following methods:

Vote by Internet Vote by Mail         Call

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by December 7, 2020.
Call the phone number above Monday – Friday, 9:30 a.m. – 10:00 p.m., Eastern time to speak with a proxy specialist.
OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING